UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 20, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 20, 2012, Walter Energy, Inc. (the “Company”), Western Coal Corp., a corporation existing under the laws of the Canadian province of British Columbia, and Walter Energy Canada Holdings, Inc., a corporation existing under the laws of the Canadian province of British Columbia (Walter Energy Canada Holdings, Inc. together with Western Coal Corp., the “Canadian Borrowers”), entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of April 1, 2011, among the Company, the Canadian Borrowers, the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other agents named therein (the “Credit Agreement”). The Amendment provides for an increase in the amount available for the Canadian Borrowers under the Credit Agreement and an increase in the amount that may be borrowed in Canadian Dollars, in each case from US$150,000,000 to US$275,000,000.  The Company did not incur any fees in connection with the Amendment.  All other terms of the Credit Facility, including the aggregate principal amount that may be borrowed thereunder, remain substantially unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Amendment No. 1 to the Credit Agreement, dated as of January 20, 2012, by and among Walter Energy, Inc., Western Coal Corp., Walter Energy Canada Holdings, Inc., the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent and the other agents named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: January 25, 2012	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Senior Vice President
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to the Credit Agreement, dated as of January 20, 2012, by and among Walter Energy, Inc., Western Coal Corp., Walter Energy Canada Holdings, Inc., the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent and the other agents named therein.

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